Exhibit 10.1

PAYABLE ACKNOWLEDGMENT AND SETTLEMENT AGREEMENT

(Between New Rise Renewables Reno LLC, XCF Global, Inc. and Encore DEC, LLC)

THIS PAYABLE ACKNOWLEDGMENT AND SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of November 19, 2025 (the “Effective Date”), by and among:

●	New Rise Renewables Reno LLC, a Delaware limited liability company (“New Rise Reno”);

●	XCF Global, Inc., a Delaware corporation (“XCF”); and

●	Encore DEC, LLC, a Nevada limited liability company (“Encore”).

New Rise Reno, XCF and Encore may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Encore has provided certain engineering, construction, and related services to New Rise Reno in connection with the development and operations of New Rise Reno’s renewable fuels facilities;

WHEREAS, Encore has issued various invoices to New Rise Reno for such services, and New Rise Reno has reviewed its books and records and determined that, as of November 19, 2025, an aggregate amount of US$39,968,653.69 remains due and payable to Encore (the “Payable Balance”), subject to normal reconciliation and verification;

WHEREAS, Encore desires to convert $28,000,000 of the Payable Balance into shares of XCF Class A Common Stock, and XCF desires to issue such shares to Encore in full and complete satisfaction of $28,000,000 of the Payable Balance, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1. Acknowledgment of Payable

1.1 Acknowledgment of Payable Balance.

New Rise Reno acknowledges that the Payable Balance of US$$39,968,653.69 is owed to Encore as of November 19, 2025, subject to standard reconciliation of records and mutually agreed adjustments, if any.

1.2 No Other Commitments.

This acknowledgment does not constitute a waiver, release, or modification of any rights other than as expressly provided herein with respect to the Payable Balance.

2. Conversion of Payable Balance

2.1 Settlement Through Equity.

Upon execution of this Agreement and satisfaction of the conditions set forth in Section 5, XCF shall satisfy $28,000,000 of the Payable Balance by issuing to Encore shares of XCF Class A Common Stock (the “Conversion Shares”).

2.2 Conversion Price.

The “Conversion Price” shall equal the greater of:

(a) the closing price of XCF Class A Common Stock on Nasdaq on the trading day immediately preceding the Effective Date; and

(b) the average closing price of XCF Class A Common Stock on Nasdaq for the five (5) trading days immediately preceding the Effective Date.

2.3 Number of Shares Issued.

The number of Conversion Shares shall be equal to:

$28,000,000 ÷ Conversion Price,

rounded down to the nearest whole share.

2.4 Satisfaction of Payable.

Upon issuance of the Conversion Shares, $28,000,000 of the Payable Balance shall be deemed paid, satisfied, and discharged in full, and neither XCF nor New Rise Reno shall owe any further amount for $28,000,000 of the Payable Balance.

3. Representations of Encore

Encore represents and warrants that:

3.1 It is purchasing the Conversion Shares for investment and not with a present intent to distribute.

3.2 It is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

3.3 It understands the Conversion Shares are “restricted securities” for purposes of the securities laws. The Conversion Shares have not been registered with the Securities and Exchange Commission under the Securities Act or the securities commission of any state. The Conversion Shares will be issued in reliance upon one or more exemptions from registration under the Securities Act, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, and any Conversion Shares issued pursuant to this Agreement shall bear restrictive legends to that effect.

3.4 It has consulted with its own legal and tax advisors.

3.5 It has full authority to enter into this Agreement.

4. Representations of XCF and New Rise Reno

XCF and New Rise Reno represent that:

4.1 They have full authority to enter into this Agreement.

4.2 XCF has sufficient authorized but unissued Class A Common Stock to issue the Conversion Shares.

4.3 Upon issuance, the Conversion Shares will be validly issued, fully paid, and non-assessable.

4.4 All corporate, limited liability company and Board approvals required for the issuance will have been obtained.

5. Conditions to Issuance

XCF’s obligation to issue the Conversion Shares is conditioned upon:

5.1 Board Approval. Approval by the Board of Directors of XCF.

5.2 Delivery of Agreement by Encore. Due execution and delivery of this Agreement by Encore.

5.3 Representations and Warranties Correct. The representations and warranties of Encore contained in this Agreement are true and correct in all respects.

5.4 SEC Compliance. Determination by XCF regarding any required filing under Form 8-K or other reporting obligations.

6. Public Company and Disclosure Matters

6.1 XCF shall, in its sole discretion, determine the timing and content of any required SEC filings or disclosures relating to this Agreement.

7. Miscellaneous

7.1 Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of Delaware without reference to the principles of conflicts of law of the State of Delaware or any other jurisdiction that would result in the application of the laws of a jurisdiction other than the State of Delaware.

7.2 Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter.

7.3 Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the Parties hereto. No failure to exercise and no delay in exercising any right, remedy, or power hereunder will preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

7.4 No Assignment. No Party may assign its rights without prior written consent of the other Parties hereto.

7.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

[Signature Page]

XCF GLOBAL, INC.

By:	/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

NEW RISE RENEWABLES RENO LLC

By:	New Rise Renewables, LLC
its Manager

By:	XCF Global Capital, Inc.
its Manager

/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

ENCORE DEC, LLC

By:	/s/ Randall E. Soule
Name:	Randall E. Soule
Title:	Manager